Exhibit 99.1

Prestige Brands Holdings, Inc. Announces Strategic Sale of Household Cleaning Business

•	Transaction Focuses the Company on its Portfolio of Leading Consumer Healthcare Brands

•	Proceeds Will be Used to Further Reduce Debt

•	Company Announces First Quarter Earnings Release Date and Expects to Provide 2019 Outlook Update to Reflect Sale of Household Cleaning at That Time

TARRYTOWN, N.Y., July 2, 2018 (GLOBE NEWSWIRE) -- Prestige Brands Holdings, Inc. (NYSE:PBH) (the “Company” or “Prestige”) announced today that it has signed and closed on an agreement for the sale of its household cleaning business for $69.0 million in cash.

The transaction includes Comet®, Spic and Span®, Cinch®, Chore Boy® and Chlorinol® household product brands and related inventory. With the sale of these brands the Company’s portfolio will be comprised entirely of consumer healthcare brands. The divestiture enables the Company to further concentrate its brand-building efforts around its “invest for growth” consumer healthcare brand portfolio to help support long-term organic growth. The Company plans to use the net proceeds from the divestiture to pay down debt.

Ron Lombardi, Chief Executive Officer, stated: “This divestiture is another positive step in the transformation of Prestige into a focused, leading consumer healthcare company. The sale of our household cleaning portfolio enables further emphasis on our leading “Core” Consumer Healthcare portfolio of brands, which are well positioned for long-term growth. The transaction aligns with the company’s three pillar strategy of brand-building, maintaining a strong financial profile, and capital allocation alternatives that generate long-term shareholder value.”

Household Cleaning Segment Information and First Quarter 2019 Earnings Call Details

The Household Cleaning portfolio contributed $80.6 million or 8% of total Company sales in fiscal 2018. In its Fiscal 2019 outlook issued on May 10, 2018, the Company expected the Household Cleaning business to provide revenue of approximately $78 million and E.P.S. of approximately $0.17.

The Company plans to provide a full update on this transaction and its impact to the prior fiscal 2019 outlook when it reports the results of the first quarter fiscal 2019 on August 2, 2018 before the opening of the market. The Company will provide a live conference call to review the results at 8:30AM ET that same morning. Callers within North America may dial 844-233-9440 to access the call. The conference ID is 2880628. International callers may dial 574-990-1016 using the same conference ID. Replays will be available for two weeks following the conclusion of the call; 855-859-2056 for North America and 404-537-3406 for international callers using conference ID 2880628.

Sawaya Partners is acting as exclusive financial advisor to Prestige in this transaction.

Note Regarding Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "strategy," "outlook," "plans," "may," "will," "would," or "expect," (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's planned use of the proceeds from the divestiture and the impact of the divestiture on the Company’s brand-building efforts and long-term growth and shareholder value. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including general economic and business conditions. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2018 and other periodic reports filed with the Securities and Exchange Commission.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter healthcare products throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® sore throat treatments, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, The Doctor's® NightGuard® dental protector, Efferdent® denture care products, Luden's® throat drops, Beano® gas prevention, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigebrands.com.